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                                                                    Exhibit 10.1

Amendment of BJ Services Company Directors' Benefit Plan

     On March 27, 2003, BJ Services Company amended the terms under the BJ Services Company Directors' Benefit Plan. The changes are retroactive to January 1, 2003. Sections 3.2 and 3.3 were amended to read as follows:

          "3.2. Benefit Commencement Date

          A Participant's Benefit Commencement Date shall be the first day of the month coincident with or next succeeding such Participant's Termination Date. The initial Benefit payment made to a Participant pursuant to the provisions of this Article III shall be made as soon as administratively practicable following the participant's Benefit Commencement Date, and subsequent Benefit payments payable to such Participant, if any, shall be made on the first day of each month thereafter for as long as benefits are payable to such Participant under this Plan.

          3.3  Benefit Amount

          Subject to the provisions of Article IV, a Participant shall be entitled to receive a Benefit based on his Last Annual Retainer for each of his years of Service completed as of his Termination Date, payable in the form of equal monthly cash installments during such Participant's Benefit Payment Period. The amount of the monthly installment shall be determined as follows:

          (a) In the event that the Participant's Years of Service is ten or fewer years, the monthly installment shall be equal to one-twelfth of the Last Annual Retainer.

          (b) In the event that the Participant's Years of Service exceeds ten years, the monthly installment shall be calculated as follows:

               1. First, the Net Present Value of a series of payments equal to the Last Annual Retainer for a period of time equal to the Participant's Years of Service shall be calculated.

               2. Second, the monthly installment shall be calculated so that the Net Present

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                                                                    Exhibit 10.1

               Value of a series of such monthly installments paid over a period of ten years equals the Net Present Value obtained in Section 3.3(b)1, above."